           CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted and are marked with the
           notation, "*Confidential Treatment Requested." A complete
        copy has been filed with the Securities and Exchange Commission.


                                                                   EXHIBIT 10.03


                 AMENDMENT TO ALLOS THERAPEUTICS, INC. AND CIT
        AMENDED AND RESTATED ALLOSTERIC MODIFIERS OF HEMOGLOBIN AGREEMENT

          This agreement of amendment (Amendment) is entered into as of January 17, 1995 by and between Allos Therapeutics, Inc. (Allos) and the Center for Innovative Technology (CIT), both corporations organized under the laws of the Commonwealth of Virginia.

1 Allos, formerly Hemotech Sciences, Inc., and CIT entered into an agreement on or about January 10, 1994, entitled Hemotech and CIT - Amended and Restated Allosteric Modifiers of Hemoglobin Agreement (hereinafter called the Agreement).

2 Allos and CIT wish to amend the agreement as set forth in this Amendment in order to (1) modify Section 3, Funding of Research, of the Agreement related to inventions made in the course of Allos funded research and (2) to include two
(2) new disclosures of technology developed by Donald J. Abraham et al. related to Allosteric modifiers of Hemoglobin.

2.1 In the third sentence of Paragraph 3, Funding of Research, of the Agreement, which begins, "The terms of such research agreement..." strike the words "...which are included in any claim of a U.S. Patent..." and in place of these words insert "...funded by Allos and related to Allosteric Modifiers of Hemoglobin..." The revised Paragraph 3 as amended herein shall read: Allos shall sponsor research at VCU relating to the Technology. The research shall be sponsored under one or more renewable agreements providing for the payment by Allos of [ * ] by December 31, 1995. The terms of such research agreement(s) shall be those contained in the standard research agreement used by VCU, except that the research agreement shall provide that inventions made in the course of the research funded by Allos and related to Allosteric Modifiers of Hemoglobin licensed to Allos under this agreement will be licensed to Allos as part of the Technology licensed under this agreement. If VCU declines to enter into agreement(s) containing such terms, Allos shall not be obligated by this agreement to sponsor such research.

2.2 CIT possesses two (2) disclosures of technology developed by Donald J. Abraham et al. related to Allosteric Modifiers of Hemoglobin, CIT Case #538 and Addition of Hydrophobic Anesthetics and Hydrophobic Compounds to Allosteric Effectors of Hemoglobin, CIT Case #569 (Appendices A and B attached). Hereafter, these new disclosures are referred to as the New Technology (the New Technology). The New Technology was developed pursuant to Section 3 of the Agreement, Funding of Research. Although the New Technology may not be included in any claim of a U.S. Patent licensed to Allos, CIT and Allos agree to include this New Technology as part of the Technology.

3 Allos shall within sixty (60) days from the end of each Allos fiscal year, deliver to CIT a report citing jobs in Allos created and/or retained, revenues generated, costs saved, capital investment and capital obtained related to the Technology.

4  All terms in this Amendment shall be as defined in the Agreement.


*CONFIDENTIAL TREATMENT
      REQUESTED

5 The Agreement, as amended by this Amendment, represents the entire understanding between the parties and supersedes all other agreements or amendments, expressed or implied, between the parties concerning the Technology.

6 The Agreement or this Amendment may be altered only in writing signed by both parties.

ALLOS THERAPEUTICS, INC.

/s/ STEPHEN J. HOFFMAN
--------------------------------------
Title: President
Date:  4/23/95


CENTER FOR INNOVATIVE TECHNOLOGY

/s/ ROBERT G. TEMPLIN, JR.
--------------------------------------
Robert G. Templin, Jr.
President
Date: 2-14-95


VIRGINIA COMMONWEALTH UNIVERSITY

/s/ ROBERT GARRISON
--------------------------------------
Title: Director Tech Transfer
Date:  2/1/95